Exhibit 10.1

CONSULTING AGREEMENT

            This Agreement is made and entered into effective as of the 25th day of September, 2020,  by and  between ProPhase Labs, Inc., a Delaware corporation (the “Company”), and Predictive Laboratories, Inc., a Utah corporation (the “Consultant”).

            In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Purpose.  The Company hereby retains the Consultant during the term specified in Section 2 hereof to render consulting advice to the Company as set forth in Section 3 hereof.

2. Term.  This Agreement shall be effective for a period commencing on the date hereof and expiring on September 1, 2022; provided, however, that the Company may terminate this agreement at any time on five (5) days prior written notice.

3. Duties of Consultant.  During the term of this Agreement, the Consultant will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the consulting advisory service contemplated by this Agreement.  In performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts. The Consultant represents and warrants to the Company that it is experienced and competent to provide the consulting duties indicated in this Agreement and that the Company has agreed to enter into this Agreement in reliance on this representation and warranty.  The Consultant's duties shall include, but will not necessarily be limited to the following:

(a) Identifying and introducing the Company to new opportunities in the medical technology and testing fields.

(b) Assisting and advising the Company in acquiring one or more Clinical Laboratory Improvement Amendments (CLIA) certified labs suitable for Covid-19 and other testing (“Test Labs”).

(c) Assisting the Company in equipping and staffing Test Labs, and advising and assisting in the operation of Test Labs.

(d) Validating and obtaining certification of the Test Labs, including validating and certifying the Test Labs for processing of Covid-19 saliva sample collection test kits (“Test Kits”) and other items provided by at least one substantial manufacturer of such Test Kits who’s Test Kits are distributed nation-wide.

(e) Assisting the Company in obtaining a flow of business,  orders and revenues from multiple sources in the industry, including but not limited to at least one significant, nation-wide manufacturer and distributor of Test Kits.

(f) Making certain of its employees, consultants, representatives and other relationships available to the Company during normal business hours for meetings and teleconferences regarding the services contemplated in this Agreement.

(g) Assisting the Company with respect to other matters generally consistent with and/or related to the aforementioned items and this Agreement.

4. Expenses.  Each party to this Agreement shall bear its own costs and expenses in connection with entering into and performing this Agreement.

5. Compensation. Consultant shall be compensated as set forth in Schedule A annexed hereto, which is incorporated herein by reference.

6.Non-Solicitation, Confidentiality and Non-Disparagement.

During the term of this Agreement and for a period of two (2) years following the effective date of the termination of this Agreement,  none of the Consultant nor any officer, director, employee or agent of the Consultant shall, directly or indirectly (a) solicit, entice, or induce any person who presently is, or at any time during the term hereof shall be, an  employee,  independent contractor,  agent, director or officer of the Company or a Company affiliate to leave their position at the Company and/or become employed by the Consultant; (b) encourage any actual or prospective customer of the Company or an affiliate of the Company to reduce the volume of business they are conducting or planning to conduct with the Company, or divert such customer away from the Company; (c) disclose any confidential or non-public information concerning the Company and its affiliates to third parties or use such information for any purpose (except in providing services hereunder to the Company) without the prior written approval of the Company; or (d) trade in the securities of the Company.

Except as set forth in Section 7 below, During the term of this Agreement and for a period of two (2) years following the effective date of the termination of this Agreement, the Company shall not directly or indirectly, solicit, entice, or induce any person who presently is, or at any time during the term hereof shall be, an  employee,  independent contractor,  agent, director or officer of the Consultant or to leave their position with Consultant and become employed by the Company.  It is not contemplated that Consultant will provide the Company with confidential information concerning the Company; however, if Consultant does provide confidential, non-public information concerning Consultant to the Company in connection with Consultant performing services pursuant to this Agreement, for a period of two years from the effective date of the termination of this Agreement, the Company will not use or disclose such information except for the purpose of the Company pursuing and operating the businesses and opportunities contemplated by this Agreement.

7. Other Agreements.  The Consultant shall use commercially reasonable efforts to encourage Jack Turner to become a part-time employee of or consultant to the Company. The parties acknowledge that (a) the terms of any employment agreement between the Company and Jack Turner will be negotiated exclusively between the Company and Jack Turner, and (b) Jack Turner may also simultaneously be engaged by the Consultant.

8. Key Service Providers. Consultant shall assure that the following agents or employees of Consultant are assigned to provide the services contemplated by this Agreement: Kenneth Ward, MD, Lesa Nelson and Allen Ward.  Consultant may staff these projects with additional agents or employees subject to the Company’s prior written consent, which may be granted, conditioned or withheld in the Company’s discretion.

9. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

10. Miscellaneous.

(a) Any notice or other communication between the parties hereto shall be sent by certified or registered mail, postage prepaid, or by email:

(i) If to the Company, to:

ProPhase Labs, Inc.

621 N. Shady Retreat Road

Doylestown, Pennsylvania 18901

Attention: Ted Karkus, Chief Executive Officer Email: karkus@prophaselabs.com

(ii) If to the Consultant, to:

Predictive Laboratories, Inc.

2749 East Parleys Way, Suite 100

Salt Lake City, Utah 84109

Email: brobinson@predtechgroup.com

            Either  party may  change  the  foregoing  address  by notice  given pursuant  to this  Section  9(a).  Such notice or other communication shall be deemed to be given on the date of mailing or transmissions via email if during normal business hours (and the next day if after business hours).

(b) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

(c) This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws rules of such states.  Each of the parties hereto hereby agrees that any action, proceeding,  or claim against it arising out of, or in any way relating  to, this  Agreement  shall be brought  and  enforced  exclusively in the state or federal courts located in the state of Delaware,  and irrevocably submit to the exclusive jurisdiction and venue of such courts.

(d) Nothing herein shall constitute Consultant as an employee or agent of the Company. Consultant shall not have the authority to obligate, bind or commit the Company in any manner whatsoever.

(e) The provisions of Sections 4, 5, 6, 7, 9 and 10 shall survive the termination or expiration of this Agreement.

(f) This  Agreement calls for the specialized services and experience of Consultant and therefore shall not be assignable by Consultant without the prior written consent of the Company, which  consent  may be granted or withheld by the Company in its discretion. Consultant is aware that Company intends to form one or more subsidiaries to pursue, operate and hold the business opportunities contemplated hereby, and Consultant consents to the assignment of this Agreement to such subsidiaries.

(g) This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought. No party has relied on any promise, statement or representation in entering into this Agreement except as set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

PROPHASE LABS, INC.

By: /s/ Ted Karkus

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Ted Karkus, Chief Executive Officer

        PREDICTIVE LABORATORIES, INC.

             By: /s/ Bradley Robinson

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Bradley C. Robinson, Chief Executive Officer

SCHEDULE A - CONSULTANT COMPENSATION

1. The parties agree that the compensation that Consultant is entitled to earn or receive pursuant to this Agreement shall be entirely based on and subject to attaining  the following milestones:

a. At such time as the Company completes the acquisition of  its first Test Lab that has been validated and certified to process Test Kits manufactured by a substantial, nation-wide the Company, the Consultant shall receive a consulting fee of $250,000;

b. At such time as the Company has processed 50,000 Test Kits from a source introduced to the Company by Consultant, the Consultant shall receive a consulting fee of $500,000;

c. At such time as the Company has processed 50,000 Covid-19 Test Kits from a second source introduced by the Consultant (i.e., a source other than the source contemplated by clause 1b immediately above) the Consultant shall receive a consulting fee of $250,000; and

d. The Consultant shall receive consulting fees equal to five percent (5%) of the net revenues the Company generates from processing Test Kits in the Test Labs where such revenues are from sources introduced to the Company by the Consultant (excluding the revenues from the Test Kits set forth in sections 1b and 1c above).

2. All compensation earned by the Consultant shall be first applied to the acceleration and prepayment of all sums due to the Company, including but not limited to sums due pursuant to the Promissory Note dated September 25th,  2020, in the initial principal amount of $3,000,000, entered into by the Company, as lender, and the Consultant, as borrower (the “Note”). Consultant acknowledges that it shall not be entitled to receive any payments pursuant to this Agreement unless and until the Note has been paid in full.

3. Notwithstanding any other provision of this Agreement, Consultant acknowledges and agrees that the total compensation which the Consultant is entitled to earn or to receive pursuant to this Agreement and the transactions contemplated hereby (inclusive of amounts credited against the Note) is capped at $4,000,000.

4. The Company has not made any representations, promises or commitments to Consultant with respect to the ability of the Company to attain any of the milestones set forth in Section 1 above, or as the amounts, if any, that Consultant may earn or receive pursuant to this Agreement. Consultant acknowledges that the decision of the Company whether and how to pursue any business opportunity contemplated by this Agreement shall be entirely in the discretion of the Company and the Company shall not be liable to Consultant as a consequence of any such decision.

The parties expressly agree that the consummation of any transactions to use or acquire any Test Labs, testing facilities or consummate any other transaction related hereto with any third parties shall be negotiated and decided by the Company in its sole discretion.

[Signature Page to Consulting Agreement]